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                                                                    EXHIBIT 99.2


                            [FORM OF MONITEK PROXY]


                           MONITEK TECHNOLOGIES, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON NOVEMBER 14, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting to be held on November 14, 1996 and the accompanying Joint Proxy Statement/Prospectus, and (2) appoints Frank J. Vetrovec and James S. O'Leary, and each of them, proxies of the undersigned with full power of substitution to vote as indicated herein all shares of Class A Common Stock or Common Stock of Monitek Technologies, Inc. ("Monitek") held of record by the undersigned on October 7, 1996, at the special meeting of stockholders to be held on November 14, 1996 or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 30,1996, by and among Sentex Sensing Technology, Inc., Sentex Merger Corp. and Monitek.

                  FOR_________ AGAINST________ ABSTAIN_________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

                      (Continued, and to be dated and signed, on the other side)

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(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND WITH DISCRETIONARY AUTHORITY ON ALL MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

MONITEK'S BOARD OF DIRECTORS RECOMMENDS THAT MONITEK STOCKHOLDERS VOTE FOR
ITEM 1.

Dated                      , 1996

                                            Signature(s) of Stockholders

                                            (Please sign exactly as your name
                                            appears hereon. If shares are held
                                            jointly, all holders must sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person, indicating where proper,
                                            official position or representative
                                            capacity.)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

[ ] If you plan to attend the Special Meeting of Stockholders, please check this box.